EXECUTION VERSION
2/16/2023

AMENDMENT AND WAIVER AGREEMENT

This Amendment and Agreement (the "**Agreement**") is entered into as of the 16th day of February, 2023, by and among Esports Entertainment Group, Inc., a Nevada corporation (the "**Company**") and the investor signatory hereto (the "**Holder**"), with reference to the following facts:

A. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of May 28, 2021, by and between the Company and the investors party thereto (as amended, modified or waived from time to time, the "**Securities Purchase Agreement**"), the Company, among other things, issued a senior convertible note, which is held as of the date hereof, by the Holder with an aggregate principal amount outstanding as of the date hereof as set forth on the signature page of the Holder attached hereto, convertible into shares of Common Stock (as defined below), in accordance with the terms thereof (the "**Original Note**").

B. On February 22, 2022, the Company and the Holder exchanged the Original Note into a new senior convertible note (as amended, modified or waived from time to time, the "**Note**") with an outstanding aggregate principal amount as of the date hereof as set forth on the signature page of the Holder attached hereto pursuant to that certain exchange agreement, dated February 22, 2022, by and between the Company and the Holder (as amended, modified or waived from time to time, the "**Exchange Agreement**"). Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Note.

C. On January 27, 2023, the Company and the Holder entered into that certain letter agreement, with respect to the voluntary adjustment of the Conversion Price of the Existing Note (as amended, modified or waived from time to time, the "**Adjustment Side Letter**").

D. The Company and the Holder desire to amend certain terms and conditions of the Exchange Agreement and the Transaction Documents and waive certain terms and conditions of the Note, as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. **<u>Amendments</u>**. Effective as of the date hereof, the Securities Purchase Agreement, the Adjustment Side Letter and each of the other Transaction Documents are hereby amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, *mutatis mutandis*, as amended as such):

(a) The defined term "Transaction Documents" is hereby amended to include this Agreement.

(b) Section 13 of the First Exchange Agreement shall be amended and restated as follows:

Section 13 <u>Holder Optional Redemption</u>

(a) <u>General</u>. If at any time after the date hereof either the Company or any of its Subsidiaries, directly or indirectly, desires to incur or guaranty any Indebtedness (each, an "**Additional Debt Incurrence**") or consummates any other Subsequent Placement (as defined below) (each, an "**Additional Subsequent Placement**", and together with any Additional Debt Incurrence, each a "**Holder Optional Redemption Event**"), the Company hereby grants the Holder the right, in its sole discretion, to require that the Company redeem (each a "**Holder Optional Redemption**") (x) if such Holder Optional Redemption Event is an Additional Debt Incurrence, all, or any portion, of the Conversion Amount under the Note not in excess of 100% of the gross proceeds of such Additional Debt Incurrence or (y) if such Holder Optional Redemption Event is a Subsequent Placement (other than an Additional Debt Incurrence) such aggregate portion of the Conversion Amount then outstanding under the Note not in excess of 50% of the gross proceeds of such Subsequent Placement (the "**Eligible Holder Optional Redemption Amount**") by delivering written notice thereof (each, a "**Holder Optional Redemption Notice**", and the date thereof, each, a "**Holder Optional Redemption Notice Date**") to the Company. Each Holder Optional Redemption Event shall be subject to terms of the Transaction Documents, including, without limitation, Section 14 of the Note.

(b) <u>Mechanics</u>. Each Holder Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Holder Optional Redemption Notice, of the Eligible Holder Optional Redemption Amount the Holder is electing to have redeemed (the "**Holder Optional Redemption Amount**") and the date of such Holder Optional Redemption (the "**Holder Optional Redemption Date**"), which shall be the later of (x) the fifth (5th) Business Day after the date of the applicable Holder Optional Redemption Notice and (y) the date of the consummation of such Holder Optional Redemption Event. The portion of the Note subject to redemption pursuant to this Section 13 shall be redeemed by the Company in cash at a price equal to the applicable Optional Redemption Percentage of the Conversion Amount being redeemed as of the Holder Optional Redemption Date (the "**Holder Optional Redemption Price**"). Redemptions required by this Section 13 shall be made in accordance with the provisions of Section 12 of the Note as if this was being made as a Holder Optional Redemption (as defined in the Note). In the event of the Company's redemption of any portion of the Note under this Section 13, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Notwithstanding anything to the contrary in this Section 13, but subject to Section 3(d) of the Note, until the Holder Optional Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 13 (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 of the Note. The Holder hereby acknowledges and agrees that upon complying with this Section 13, the Company shall have satisfied all obligations under Section 9 of the Note with respect thereto (including, without limitation, any notice requirements).

2. **Waiver**. The Holder hereby waives, in part, section 14(f) of the Note, solely to permit the asset sales described on Schedule 14(f)[1] (and not with respect to any other transaction or sale of assets), so long as the Company complies with Section 3 below.

3. **Holder Master Restricted Account**.

(a) General. The Company shall establish and maintain a bank account for the Holder (the "**Holder Master Restricted Account**") at First Republic Bank or another financial institution selected by the Holder that is reasonably acceptable to the Company (the "**Controlled Account Bank**"), which Holder Master Restricted Account shall be subject to a Controlled Account Agreement in form and substance reasonably acceptable to the Holder, which prohibits any release from such Holder Master Restricted Account without the signature of any authorized officer of the Company. On the closing of (x) each Permitted Sale, (y) each Additional Subsequent Placement (as defined in the Exchange Agreement, as amended hereby) and/or (z) Additional Debt Incurrence (as defined in the Exchange Agreement, as amended hereby), if any, the Company shall deposit 100% of the proceeds of each Additional Debt Incurrence and 50% of the gross proceeds of each such Permitted Sale and/or Additional Subsequent Placement, as applicable, into the Holder Master Restricted Account; provided, that if the Holder elects to effect a Holder Optional Redemption with respect to an Additional Subsequent Placement and/or Additional Debt Incurrence, as applicable, the Holder Optional Redemption Price shall be paid directly to the Holder in lieu of depositing such amounts in the Holder Master Restricted Account in accordance with this Section 3.

(b) Control Account Release. As applicable, with respect to any Control Account Release Event, on or prior to the fifth (5th) Trading Day after the end of the calendar quarter in which such Control Account Release Event occurs (each, a "**Control Account Release Date**"), the Holder shall cause the applicable Control Account Release Amount to be released from the Holder Master Restricted Account and deposited into an bank account specified in writing by the Company on or prior to such applicable Control Account Release Date (each a "**Control Account Release**"); provided, that if the Company fails to select a bank account in a writing delivered to the Holder on or prior to such applicable Control Account Release Date, the Holder shall effect such Control Account Release as soon as commercially practicable after receipt of such bank account election from the Company.

(c) Grant of Security Interest. The Company hereby grants and pledges to the Holder a continuing security interest in any cash or other assets, from time to time, in the Holder Master Restricted Account (the "**Collateral**") to secure prompt repayment of any and all amounts outstanding under the Note from time to time and to secure prompt performance by the Company of each of its covenants and duties under the Transaction Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any filings undertaken related to Holder's rights under the Nevada Uniform Commercial Code, the Holder's lien on the Collateral shall remain in effect for so long as the Note remains outstanding. Notwithstanding the

[1] Schedule to reference sales of BHGES PLC and PROZONE LIMITED

foregoing, upon any Control Account Release, but solely with respect to such portion of the Cash subject to such Control Account Release (each, a "**Control Account Release Amount**"), the Holder hereby automatically releases any lien under the Note on such Control Account Release Amount.

(d) Cash Payment Obligations. Notwithstanding anything herein to the contrary, at the option of the Holder, the Holder may satisfy all, or any part, of any redemption or other cash payment obligation of the Company under the Note and/or pursuant to any other Transaction Document (as defined in the Securities Purchase Agreement) (each, a "**Cash Payment Obligation**") from the Collateral in the Holder Master Restricted Account, including, without limitation, in connection with any Event of Default, Change of Control or payment due at the Maturity Date. In connection with any Cash Payment Obligation under the Note, the Company hereby irrevocably consents to the Holder's delivery of an instruction letter to the Controlled Account Bank to release Collateral from the Holder Master Restricted Account in an amount not to exceed such Cash Payment Obligation to the Holder. Notwithstanding the foregoing, in the absence of any such election by the Holder, the Company shall remain obligated to pay such Cash Payment Obligation to the Holder without regard to any Collateral in the Holder Master Restricted Account. Upon the occurrence of any event which could reasonably be expected to result in a Cash Payment Obligation, the Holder may, at the Holder's option, withdraw any Collateral in the Holder Master Restricted Account; provided that (x) such withdrawn amount shall not exceed such amount which the Holder reasonably believes would be necessary to satisfy such Cash Payment Obligation, and (y) such withdrawal shall not constitute the delivery of a Redemption Notice under the Note or payment under the Note unless the Holder specifies in writing to the Company that the Holder has applied such Collateral in satisfaction of such Cash Payment Obligation.

(e) Breach of Controlled Account Agreement. If the Controlled Account Bank breaches any covenant or other term or condition of any Account Control Agreement or otherwise fails to promptly comply with the instructions of the Holder in connection with the Collateral, the Holder may, at its option, withdraw the Collateral from the Controlled Account Bank and hold such Collateral until such time as (x) the Company and the Holder have agreed upon a replacement Controlled Account Bank and (y) a Controlled Account Agreement with respect to such Collateral and a new account shall have been duly executed by the Company, the Holder and the replacement Controlled Account Bank. Notwithstanding anything herein to the contrary, if the Company or any of its Subsidiaries receives any of the Collateral in breach of any Account Control Agreement (or receives notice from the Holder that an amount was wired to the Company from the Holder Master Restricted Account without the proper authorization of the Holder), the Company shall promptly cause such amounts to be returned to the Holder Master Restricted Account.

(f) For the purpose of the Agreement, the following definitions shall apply:

(i) ""**Control Account Release Amount**" means, with respect to any given Control Account Release Event, such amount of Cash as specified in the applicable clause of the definition of "Control Account Release Event".

(ii) "**Control Account Release Event**" means, as applicable, (i) the Company's receipt of a notice by the Holder electing to voluntarily effect a release of

cash from the Holder Master Restricted Account to the Company, or (ii) at any time the Note no longer remains outstanding and no payment amounts remain outstanding under the other Transaction Documents.

4. **Voluntary Conversion Price Reduction**. In addition to the Adjustment Side Letter, the Company and the Holder hereby agree that pursuant to Section 7(g) of the Note, the Company shall also voluntarily adjust the Conversion Price (which adjustments, if any, shall remain in effect as long as the Note remains outstanding) as follows:

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the date hereof through, and including, May 20, 2023, the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 4(a) is deemed to have granted, issued or sold, any shares of Common Stock (including the granting, issuance or sale of shares of Common Stock owned or held by or for the account of the Company in any registered offering of securities, but excluding any Excluded Securities (as defined below) granted, issued or sold or deemed to have been granted, issued or sold) for a consideration per share (the "**New Issuance Price**") less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 4(a)), the following shall be applicable:

(b) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 4(a)(i), the "lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or

otherwise pursuant to the terms thereof plus the value of any other consideration (including, without limitation, consideration consisting of cash, debt forgiveness, assets or any other property) received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(c) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 4(a)(ii), the "lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable (including, without limitation, any consideration consisting of cash, debt forgiveness, assets or other property) by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section **Error! Reference source not found.**(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(d) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 4(b) below), the Conversion Price in effect at the time of such increase or decrease

shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 4(a)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Subscription Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 4(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(e) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "**Primary Security**", and such Option and/or Convertible Security and/or Adjustment Right, the "**Secondary Securities**"), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 4(a)(i) or 4(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 4(a)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value

of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(f) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(g) The following definitions shall apply to this Agreement:

(i) "**Adjustment Right**" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with this Section 4) of shares of Common Stock (other than rights of the type described in Section 6(a) of the Note) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(ii) "**Black Scholes Consideration Value**" means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the "HVT" function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(iii) "**Excluded Securities**" means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees

of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that, the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Second Exchange Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; and (iii) the shares of Common Stock issuable upon conversion of the Note or otherwise pursuant to the terms of the Note, (iv) the shares of Common Stock issuable upon exercise of the Warrants.

5. **Acknowledgement; Existing Cash Payment Obligations; Satisfaction**.

(a) Acknowledgment. The Company hereby acknowledges that, in accordance with Section 12 of the Note, any cash amounts owed pursuant to any of the Transaction Documents (including, without limitation, after giving effect to Section 1 hereof, this Agreement) may be included in any Redemption Price thereunder and, to the extent unpaid when due as provided in the Note, shall increase the amount of the Note then outstanding.

(b) Existing Cash Payment Obligations; Satisfaction. The parties hereto acknowledge and agree that, in accordance with Section 4(b) of the Note, (a) the Holder shall be deemed to have delivered an Event of Default Redemption Notice to the Company with respect to the Company's failure to timely pay $2,500,000 pursuant to the Transaction Documents, (b) the Company hereby acknowledges and agrees that such Event of Default Redemption Price with respect thereto is deemed to have not been paid on or prior to the applicable Event of Default Redemption Date with respect thereto and the Holder Consideration Payment (as defined below) has been deemed included thereunder, and (c) in satisfaction of such Event of Default Redemption Price and the Holder Consideration Payment (as defined below) due as of the date hereof, as of the time immediately following the time of execution of this Agreement, the principal amount of the Note outstanding shall be increased to $18,460,000.

6. **Ratifications**. Except as otherwise expressly provided herein, the Securities Purchase Agreement, and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the "Securities Purchase Agreement", "thereto", "thereof",

"thereunder" or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

7. **Fees.** The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Holder), on demand, a non-accountable amount of $10,000 for the costs and expenses incurred by it in connection with preparing and delivering this Agreement. The Company agrees to pay the Holder a cash amount equal to $450,000 in consideration of the Holder's execution and delivery of this Agreement (the "**Holder Consideration Payment**").

8. **Disclosure of Transaction**.

(a) On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the Exchange Act and attaching this Agreement (including all attachments, the "**8-K Filing**"). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Exchange Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, relating to the transactions contemplated by the Exchange Documents, shall terminate.

(b) Except as may be required by the Securities Purchase Agreement or the Note, the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder's sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder's consent, other than as required by the Securities Purchase Agreement or the Note, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

9. **Notices to Holder**. All notices to Holder pursuant to the Securities Purchase Agreement or the Note shall be delivered in accordance with the notice instructions set

forth on the signature page of the Holder attached hereto (or such other instructions delivered in writing to the Company by the Holder from time to time).

10. **Participation Rights**. Until the second anniversary of the later of (x) the date hereof and (y) the date no Note remains outstanding and no payment amounts remain outstanding under the other Transaction Documents, the Company will not, directly or indirectly, effect any offer, sale, grant of any option to purchase, or other disposition of (or the announcement of any offer, sale, grant of any option to purchase or other disposition of), by the Company, directly or indirectly, of any of the Company's or its subsidiaries' debt (including, without limitation, any Additional Debt Incurrence (as defined in the Exchange Agreement, as amended hereby), equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for equity or equity equivalent securities (each, a "**Subsequent Placement**") unless the Company shall have first complied with the participation rights set forth below:

(a) At least ten (10) Business Days prior to any proposed or intended Subsequent Placement, the Company or its agent shall orally contact the Holder and ask whether such Holder is willing to agree to receive material non-public information (each such notice, a "**Pre-Notice**"), provided that neither the Company nor its agents shall provide any material, non-public information with respect to the Company or any of its Subsidiaries to the Holder without the expressed written consent of the Holder to receive such material, non-public information. Upon the written request of the Holder no later than one (1) Business Day after the Holder's receipt of such Pre-Notice, and only upon a written request by the Holder, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to the Holder by facsimile an irrevocable written notice (the "**Offer Notice**") of any proposed or intended issuance or sale or exchange (the "**Offer**") of the securities being offered (the "**Offered Securities**") in a Subsequent Placement within one (1) Business Day of the determination of the terms of such Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other final terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Holder at least (A) with respect to any Variable Rate Transaction (as defined below), debt or Convertible Securities, 100% of the Offered Securities or (B) otherwise, 35% of the Offered Securities (the "**Allocation Amount**").

(b) To accept an Offer, in whole or in part, the Holder must deliver a written notice to the Company prior to the end of the third (3rd) full Business Day after the Holder's receipt of the Offer Notice (for purposes of this Section 13(b), receipt of the Offer Notice shall not be deemed to have occurred until the Holder shall have physically received such Offer Notice) (the "**Offer Period**"), setting forth the portion of the Holder's Allocation Amount that the Holder elects to purchase (the "**Notice of Acceptance**").

(c) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holder (the "**Refused Securities**"), but only to the offerees described in the Offer Notice (if so described therein)

and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 14(c) above), then the Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to section 13(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Holder pursuant to section 13(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holder in accordance with section 13(b) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Holder shall acquire from the Company, and the Company shall issue to the Holder, the number or amount of Offered Securities specified in the Holder's Notice of Acceptance, as reduced pursuant to section 13(c) above if the Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by the Holder of any Offered Securities is subject in all cases to (i) the preparation, execution and delivery by the Company and the Holder of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holder and its respective counsel (the "**Subsequent Placement Agreement**"), (ii) the Holder's satisfaction, in its sole discretion, with the final terms and/or conditions that differ from those contained in the Offer Notice, and (iii) the Holder's reasonable satisfaction with the identity of the other Persons to which the Offered Securities will be sold.

(f) Any Offered Securities not acquired by the Holder or other Persons in accordance with this paragraph may not be issued, sold or exchanged until they are again offered to the Holder under the procedures specified in this Agreement.

(g) The Company and the Holder agree that if the Holder elects to participate in the Offer, without the written consent of the Holder, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provision whereby the Holder shall be required to agree to any restrictions on trading as to any securities of the Company with respect to any period after the public announcement of such Subsequent Placement beyond those restrictions on the transfer or sale of the securities purchased in such Subsequent Placement agreed to by other purchasers in such Subsequent Placement or be required to consent to any amendment to or termination of, or grant any waiver or release under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(h) Notwithstanding anything to the contrary in this Section 13 and unless otherwise agreed to by such Holder, the Company shall either confirm in writing to such

Holder that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to effect the Subsequent Placement, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the twentieth (20th) Trading Day following the Company's delivery of the Pre-Notice. If by such twentieth (20th) Trading Day, no public disclosure regarding the Subsequent Placement Event has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i) The restrictions contained in this paragraph shall not apply in respect of the Excluded Securities.

11. No Variable Rate Transactions. Until the second anniversary of the later of (x) the date hereof and (y) the date no Note remain outstanding and no payment amounts remain outstanding under the other Transaction Documents, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. "**Variable Rate Transaction**" means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities (as defined below), or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement (including, without limitation, an equity line of credit or an "at-the-market" offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary "preemptive" or "participation" rights). The Holder shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages. For the avoidance of doubt, the restrictions contained in this Section 14 (and any similar section in any other agreement with the Company and any other Person, whether in effect now or in the future), shall not apply in connection with the issuance of any Excluded Holder Securities (as defined below). "**Convertible Securities**" means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries. "**Excluded Holder Securities**" means any equity security or any equity-linked or related security (including, without limitation, any "equity security" (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities or Options (including shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options issued prior to or after the date hereof), any debt, any preferred stock or any purchase rights issued to the Holder and/or its affiliates, successors or assigns, as applicable.

12. **Termination**. If the Transaction is not consummated on or prior to February 28, 2023, the Holder may terminate this Agreement by written notice to the Company and this Agreement shall thereafter be null and void, *ab initio*.

13. **Miscellaneous Provisions.** Section 5 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, *mutatis mutandis*.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

ESPORTS ENTERTAINMENT GROUP, INC.

DocuSigned by:

By: Alex Igelman
E3CCD98442AB48C...

Name: Alex Igelman
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

ALTO OPPORTUNITY MASTER FUND, SPC-SEGREGATED MASTER PORTFOLIO B

By:______________________________
Name:
Title:

Address for Notices:

c/o Ayrton Capital LLC
55 Post Rd West, 2nd Floor
Westport, CT 06880
Attention Waqas Khatri
E-mail: wk@ayrtonllc.com; research@ayrtonllc.com; ops@ayrtonllc.com

with a copy (for information purposes only) to:

Kelley Drye & Warren LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
Telephone: (212) 808-7540
Attention: Michael A. Adelstein, Esq.
Email: madelstein@kelleydrye.com

Principal Amount of Note Outstanding prior to this Agreement:

$15,510,000

Principal Amount of Note Outstanding after giving effect to this Agreement:

$18,460,000